EXHIBIT 10.8

AMENDMENT TO THE

SALARY AND INCENTIVE AWARD DEFERRAL PLAN

FOR

SELECTED EMPLOYEES OF

HONEYWELL INTERNATIONAL INC. AND ITS AFFILIATES

        The Salary and Incentive Award Deferral Plan for Selected Employees of Honeywell International Inc. and Its Affiliates (the “Plan”), is hereby amended effective immediately, by replacing the fifth paragraph of Section 7 of the Plan in its entirety with the following paragraph:

“As permitted by IRS Notice 2005-1 and subsequent guidance published under Code section 409A, (i) an eligible employee who elected to defer all or part of the Incentive Award earned in 2004 and payable in 2005 was permitted to completely cancel this election during a period that began no earlier than January 1, 2005 and ended no later than March 15, 2005, (ii) an eligible employee who elected to defer all or part of the Incentive Award earned in 2005 and payable in 2006 was permitted to completely cancel this deferral election during a period that will end no later than December 31, 2005 and (iii) an eligible employee who is actively employed and who elected to defer Base Annual Salary earned in 2002, 2003 and/or 2004 will be permitted to change the form and/or timing of the distribution of amounts attributable to such deferrals no later than December 31, 2007, provided however that any re-deferral (A) must apply only to amounts that would not otherwise be payable in the year in which the re-deferral occurs (the “re-deferral year”), (B) may not cause an amount to be paid in the re-deferral year that would not otherwise be payable in the re-deferral year, and (C) satisfy the Plan rules for re-deferrals of Deferral Amounts that are not subject to the requirements of Code section 409A.”

        IN WITNESS WHEREOF, pursuant to the authority granted to me by the Management Development and Compensation Committee of the Board of Directors on July 28, 2006, the Plan is hereby amended this 20th day of December, 2006.

/s/ Thomas W. Weidenkopf
By:	THOMAS W. WEIDENKOPF
Honeywell International Inc.
Senior Vice President – Human Resources and Communications

AMENDMENT
TO THE
SALARY AND INCENTIVE AWARD DEFERRAL PLAN
FOR
SELECTED EMPLOYEES OF HONEYWELL INTERNATIONAL INC.
AND ITS AFFILIATES

        The Salary and Incentive Award Deferral Plan for Selected Employees of Honeywell International Inc. and Its Affiliates is hereby amended, effective January 1, 2007, by replacing the first sentence of Section 3(b) of the Plan in its entirety with the following sentence:

“A Participant may elect to defer an amount not greater than one hundred percent of an incentive award payable pursuant to the terms of the Honeywell International Inc. Incentive Compensation Plan for Executive Employees (or any successor plan) (the ‘Incentive Plan’) or the Honeywell Capital Management LLC Incentive Compensation Plan (or any successor plan) (the ‘HCM Incentive Plan’) (each an ‘Incentive Award’), unless the terms of either plan prohibit such a deferral.”